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                                                                   EXHIBIT 23.8

                 CONSENT OF ROBERTSON, STEPHENS & COMPANY LLC

  Robertson, Stephens & Company LLC hereby consents to the inclusion of its opinion dated August 6, 1997 as Annex III to that certain registration statement on Form S-11 (Registration No. 333-26267) and to the references to such opinion and our firm in the section therein entitled "Fairness Opinion" and elsewhere therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          Robertson, Stephens & Company LLC

                                            /s/ Robertson, Stephens & Company
                                                        LLC

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